Exhibit 23(a)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 15, 2001 relating to the consolidated financial statements, which appears in Eastman Kodak Company's Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/PricewaterhouseCoopers LLP
Rochester, New York
March 13, 2001